Exhibit 10.7

UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of the 10th day of December, 2020, by and between Globis Acquisition Corp., a Delaware corporation (the “Company”), and Up and Up Capital, LLC, a Delaware limited liability company (the “Subscriber”).

WHEREAS, the Company desires to sell to the Subscriber on a private placement basis (the “Offering”) an aggregate of 95,833 units (or up to 100,833 units if the over-allotment option in connection with the IPO (as defined below) is exercised in full) (the “Units”) of the Company, each Unit comprised of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”) and one warrant, each warrant exercisable to purchase one share of Common Stock (“Warrant”), for a purchase price of $10.00 per Unit. The shares of Common Stock underlying the Warrants are hereinafter referred to as the “Warrant Shares”. The shares of Common Stock underlying the Units (excluding the Warrant Shares) are hereinafter referred to as the “Placement Shares.” The Warrants underlying the Units are hereinafter referred to as the “Placement Warrants.” The Units, Placement Shares, Placement Warrants and Warrant Shares, collectively, are hereinafter referred to as the “Securities.” Each Placement Warrant is exercisable to purchase one share of Common Stock at an exercise price of $11.50 during the period commencing on the later of (i) twelve (12) months from the date of the closing of the Company’s initial public offering of units (the “IPO”) and (ii) the consummation of the Company’s initial business combination (the “Business Combination”), as such term is defined in the registration statement in connection with the IPO, as amended at the time it becomes effective (the “Registration Statement”), and expiring on the fifth anniversary of the consummation of the Business Combination; and

WHEREAS, the Subscriber wishes to purchase 95,833 Units (or up to 100,833 Units if the over-allotment option in connection with the IPO is exercised in full), and the Company wishes to accept such subscription from Subscriber.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows:

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Initial Closing Date (as defined below) 95,833 Units in consideration of the payment of the Purchase Price (as defined below). On the Initial Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Securities purchased or effect such delivery in book-entry form.

1.2. Purchase Price. The Subscriber shall pay $958,333 (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Wilmington Trust Company, acting as trustee (“Wilmington”), at least one (1) business day prior to the date of effectiveness of the Registration Statement.

1.3. Initial Closing. The closing of the purchase and sale of 95,833 Units shall take place simultaneously with the closing of the IPO (the “Initial Closing Date”). The closing of such Units shall take place at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, or such other place as may be agreed upon by the parties hereto.

1.4. Purchase and Issuance of Additional Units. Upon the terms and subject to the conditions of this Agreement, the Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Over-allotment Closing Date (as defined below) up to an aggregate of 5,000 Units in consideration of the payments of the Over-allotment Purchase Price (as defined below) and in the same proportion as the amount of the over-allotment option in connection with the IPO is exercised. On the Over-allotment Closing Date, the Company shall, at its option, deliver to the Subscriber the certificates representing the Securities purchased or effect such delivery in book-entry form.

1.5. Purchase Price. The Subscriber shall pay up to $50,000 (if the over-allotment option in connection with the IPO is exercised in full) (the “Over-allotment Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, to the Trust Account on the date of the consummation of the closing of the over-allotment option, and concurrently with the consummation thereof, or on such earlier time and date as may be mutually agreed by the Company and the Subscriber (each such date, an “Over-allotment Closing Date”; together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”).

1.6. Over-Allotment Closing. The Over-allotment Closing Date shall take place at the offices of Haynes and Boone, LLP, 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, or such other place as may be agreed upon by the parties hereto.

1.7. Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if a Closing does not occur prior to December 31, 2021.

2. Representations and Warranties of Subscriber

Subscriber represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Subscriber understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Securities.

2.2. Accredited Investor. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3. Intent. Subscriber is purchasing the Securities solely for investment purposes, for Subscriber’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the “Insider Letter”) to be entered into with respect to the Securities between, among others, Subscriber and the Company, as described in the Registration Statement), and not with a view to the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity except as may be permitted under the Insider Letter. Subscriber shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4. Restrictions on Transfer. Subscriber acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Subscriber acknowledges and understands the Securities are subject to transfer restrictions as described in Section 8 hereof. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Subscriber agrees it will not resell the Securities (unless otherwise permitted pursuant to the Insider Letter, as described in the Registration Statement). Subscriber further acknowledges that because the Company is a shell company, Rule 144 may not be available to Subscriber for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

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2.5. Sophisticated Investor.

(i) Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Subscriber is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6. Independent Investigation. Subscriber, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that Subscriber has been supplied with all of the additional information concerning this investment which Subscriber has requested.

2.7. Organization and Authority. Subscriber is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8. Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.9. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Subscriber of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Subscriber’s charter documents, (ii) any agreement or instrument to which Subscriber is a party or (iii) any law, statute, rule or regulation to which Subscriber is subject, or any agreement, order, judgment or decree to which Subscriber is subject.

2.10. No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11. Reliance on Representations and Warranties. Subscriber understands the Units are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

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2.12. No General Solicitation. Subscriber is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13. Legend. Subscriber acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

2.14 FINRA. Purchaser acknowledges and agrees that the Units and underlying securities and the related registration rights will be deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and will therefore, pursuant to Rule 5110(g) of the FINRA Manual, be subject to lock-up for a period of 180 days immediately following the date of commencement of sales in the IPO, subject to FINRA Rule 5110(e)(1). Additionally, the Units and underlying securities and the related registration rights may not be sold, transferred, assigned, pledged or hypothecated during the foregoing 180 day period following the effective date of the Registration Statement except to any underwriter or selected dealer participating in the IPO and the bona fide officers or partners of the undersigned and any such participating underwriter or selected dealer. Additionally, the Units and underlying securities and the related registration rights will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of such securities by any person for a period of 180 days immediately following the date of commencement of sales in the IPO. Additionally, the undersigned may not exercise demand or piggyback rights with respect to the Units and underlying securities after five (5) and seven (7) years, respectively, from the effective date of the Registration Statement and may not exercise demand rights on more than one occasion.

3. Representations, Warranties and Covenants of the Company

The Company represents and warrants to, and agrees with, Subscriber that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all capital stock which the Company has authority to issue is 100,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding 2,875,000 shares of Common Stock (of which up to 375,000 shares are subject to forfeiture as described in the Registration Statement) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and VStock Transfer, LLC, as warrant agent (the “Warrant Agreement”), as the case may be, each of the Units, Placement Shares, Placement Warrants and Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units, the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Subscriber will have or receive good title to the Units, Placement Shares and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3. Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

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3.4. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) conflict with any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to any Closing Date, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Warrants or Warrant Shares in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Units, Placement Shares and Placement Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO LOCKUP PURSUANT TO AN INSIDER LETTER BETWEEN, AMONG OTHERS, GLOBIS ACQUISITION CORP. AND GLOBIS SPAC LLC AND MAY ONLY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LOCKUP PURSUANT TO THE TERMS SET FORTH IN THE INSIDER LETTER.”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way Subscriber’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith and with the Insider Letter.

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4.4. Registration Rights. The Subscriber will be entitled to certain registration rights which will be governed by a registration rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Subscriber and the Company, on or prior to the effective date of the Registration Statement.

5. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any distributions of the amounts in the Trust Account with respect to the Securities, whether (i) in connection with the exercise of redemption rights if the Company consummates the Business Combination, (ii) in connection with any tender offer conducted by the Company prior to a Business Combination, (iii) upon the Company’s redemption of shares of Common Stock sold in the Company’s IPO upon the Company’s failure to timely complete the Business Combination or (iv) in connection with a stockholder vote to approve an amendment to the Company’s amended and restated certificate of incorporation (A) to modify the substance or timing of the Company’s obligation to redeem 100% of the Company’s public shares if the Company does not timely complete the Business Combination or (B) with respect to any other provision relating to stockholders’ rights or pre-Business Combination activity. In the event a Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive the redemption value of such shares of Common Stock upon the same terms offered to all other purchasers of Common Stock in the IPO in the event the Company fails to consummate the Business Combination; provided, for the avoidance of doubt, this sentence shall not apply to any founder shares (as described in the Registration Statement) acquired by the Subscriber.

6. Terms of Placement Warrants. Each Placement Warrant shall have the terms set forth in the Warrant Agreement.

7. FINRA Considerations. A portion of the Units being purchased by Subscriber hereunder will be allocated to a registered representative of one of the underwriters in the IPO. Such allocated securities have been deemed compensation by the Financial Industry Regulatory Authority and are therefore subject to a lock-up for a period of 180 days immediately following the date of the effectiveness of the Registration Statement pursuant to Rule 5110(e)(1) of the FINRA Manual. Pursuant to FINRA Rule 5110(e)(1), these allocated securities will not be sold during the IPO, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the Registration Statement or commencement of sales of the IPO, except to any underwriter and selected dealer participating in the IPO and their bona fide officers or partners, provided that all securities so transferred remain subject to the lockup restriction above for the remainder of the time period. Additionally, the demand and piggyback registration rights being granted with respect to such securities pursuant to the Registration Rights Agreement will be subject to FINRA Rule 5110.05.

8. Terms of the Units and Placement Warrants

8.1. The Units and their component parts are substantially identical to the units to be offered in the IPO except that: (i) the Units and component parts will be subject to transfer restrictions described in the Insider Letter, (ii) the Placement Warrants will be non-redeemable, and may be exercisable on a “cashless” basis at the election of the holder and (iii) the Units and component parts are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after the expiration of the lockup described above in clause (i) and they are registered pursuant to the Registration Rights Agreement to be signed on or before the date of the Prospectus or an exemption from registration is available.

8.2. Subscriber agrees to vote the Placement Shares in accordance with the terms of the Insider Letter and as otherwise described in the Registration Statement.

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9. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

10. Assignment; Entire Agreement; Amendment

10.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by a Subscriber to a person agreeing to be bound by the terms hereof.

10.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

10.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

10.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

11. Notices

11.1. Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

12. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

13. Survival; Severability

13.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Dates.

13.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

14. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:

GLOBIS ACQUISITION CORP. a Delaware corporation

By:	/s/ Paul Packer
Name:	Paul Packer
Title:	Chief Executive Officer, Chief Financial Officer and Secretary

PURCHASER:

Up and Up Capital, LLC a Delaware limited liability company

By:	/s/ Steven Urbach
Name:	Steven Urbach
Title:	Managing Member

[Signature Page of the Unit Subscription Agreement]

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